U.S. PURCHASERS

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE NOVEMBER 30, 2005.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES DELIVERED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) AND THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S OF THE U.S. SECURITIES ACT) UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE UNLESS EXERCISED PRIOR TO 5:00 P.M. (TORONTO TIME) ON July 29th, 2009.

1,070,652 Warrants

Warrant Certificate No. 8

PEACE ARCH ENTERTAINMENT GROUP INC.

(Incorporated under the laws of Ontario)

This is to certify that, Kerry McCluggage (the "Holder") is the registered holder of 1,070,652 warrants (individually a "Warrant").  Each Warrant shall entitle the Holder to purchase from Peace Arch Entertainment Group Inc. (hereinafter called the "Corporation"), at any time up to 5:00 p.m. (Toronto time) on or prior to July 29, 2009 (the "Expiry Time"), one fully paid and non-assessable Preference Share (as defined below) of the Corporation.  The exercise price (subject to adjustment as herein provided) for the purchase of each such Preference Share shall be US $0.50 per share (the "Exercise Price").

The Warrants shall be subject to the following terms and conditions:

1.

For the purposes of this Warrant, the term "Preference Share" or "Preference Shares" means the Series II Preference Shares without nominal or par value in the capital of the Corporation as constituted on the date hereof; provided that in the event of a change, subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under Section 8 hereof, or successive such changes, subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, " Preference Shares" shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination or consolidation or other adjustment.

2.

All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate and notwithstanding that such officer signing may not have held office at the date of the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3.

All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and determine and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4.

The right to purchase Preference Shares pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

(a)

duly completing and executing a subscription substantially in the form attached hereto as Schedule "A" (the "Subscription Form"), in the manner therein indicated; and

(b)

surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation at 220 Bay Street, Suite 700, Toronto, Ontario, M5J 2W4 together with payment of the purchase price for the Preference Shares subscribed for in the form of cash, certified cheque, bank draft or other form of immediately available funds payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Preference Shares subscribed for.

5.

Upon such delivery and payment as aforesaid, the Corporation shall cause to be issued to the Holder the number of Preference Shares to be issued and the Holder shall become a shareholder of the Corporation in respect of such Preference Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares.  The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in such subscription form within five (5) business days of such delivery and payment as herein provided or, if so instructed by the Holder, held for pick-up by the Holder at the office of the Corporation set out herein.  The Holder shall be deemed to have become the holder of record of the Preference Shares on the date on which the Corporation has received both a duly completed Subscription Form and payment in full in respect of the Preference Shares to be issued on exercise.  No fractional Preference Shares will be issued upon the exercise of any Warrant and the Holder will not be entitled to any cash payment as compensation in lieu of a fractional Preference Share.

6.

The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7.

The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Preference Shares to satisfy the right of purchase herein provided in full, as such right of purchase may be adjusted pursuant to Section 8 hereof.  All Preference Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Preference Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8.

If and whenever at any time prior to Expiry Time the Corporation shall: (i) subdivide, redivide or change its then outstanding Preference Shares into a greater number of Preference Shares, (ii) reduce, combine or consolidate its then outstanding Preference Shares into a lesser number of Preference Shares or (iii) issue Preference Shares (or securities exchangeable for or convertible into Preference Shares) to the holders of all or substantially all of its then outstanding Preference Shares by way of a stock dividend or other distribution (any of such events herein called a “Preference Share Reorganization”), then the number of Series II Preference Shares issuable upon exercise of the Warrants shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Preference Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the number of Series II Preference Shares which the Holder would be entitled to immediately before the Preference Share Reorganization on such effective date or record date, as the case may be, by a fraction, the denominator of which shall be the number of Preference Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Preference Share Reorganization and the numerator of which shall be the number of Preference Shares outstanding immediately after giving effect to such Preference Share Reorganization including, in the case where securities exchangeable for or convertible into Preference Shares are distributed, the number of Preference Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

9.

The following rules and procedures shall be applicable to the adjustments made pursuant to the preceding paragraphs:

(a)

no adjustment in the conversion rate shall be required unless a change of at least one per cent of the prevailing conversion rate would result, provided, however, that any adjustment which, except for the provisions of this paragraph, would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(b)

the adjustments provided for in these terms and conditions are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of these terms and conditions;

(c)

in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to above, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(d)

if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment will be required by reason of the setting of such record date;

(e)

forthwith after any adjustment to the conversion rate provided for in these Series II Preference Share terms and conditions, the Corporation shall provide to the Series II Preference Shareholder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring the adjustment and the manner of computing or determining such adjustment; and

(f)

any question that at any time or from time to time arises with respect to the amount of any adjustment to the exchange rate or other adjustment pursuant to these terms and conditions shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation’s auditors) and shall be binding upon the Corporation and the Series II Preference Shareholder.

10.

At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in Section 8, the Corporation shall notify the Series II Preference Shareholder of the particulars of such event and the estimated amount of any adjustment required as a result thereof

11.

On the happening of each and every such event set out in Section 8, the applicable provisions of this Warrant, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

12.

The Corporation shall not be required to deliver certificates for Preference Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of Section 8 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Preference Shares called for thereby during any such period delivery of certificates for Preference Shares may be postponed for not more than five (5) days after the date of the re-opening of said share transfer books.  Provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Preference Shares called for, as the same may be adjusted pursuant to Section 8 hereof as a result of the completion of the event in respect of which the transfer books were closed.

13.

Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.  No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

14.

The Holder may subscribe for and purchase any lesser number of Preference Shares than the number of shares expressed in the Warrant Certificate.  In the case of any subscription for a lesser number of Preference Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of Warrant not then exercised.  Such new Warrant Certificate shall be mailed to the Holder by the Corporation contemporaneously with the mailing of the certificate or certificates representing the Preference Shares issued pursuant to Section 5.

15.

If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

16.

The Corporation will maintain a register of holders of Warrants at its principal office.  The aforesaid register shall be open during business hours for inspection by the Holder.  The Corporation shall notify the Holder forthwith of any change of principal address of the Corporation.  The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.  A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the

Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Preference Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

17.

The Corporation shall notify the Holder forthwith of any change of address of the Corporation or if any other person or company replaces the Corporation as the registrar and transfer agent of the Preference Shares.

18.

All notices to be sent hereunder shall be deemed to be validly given to the Holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation pursuant to Section 15, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the post thereof.

19.

Subject to the terms hereof and as set forth in the legends inscribed on the face page of the Warrant, the Holder may transfer the Warrants evidenced hereby either in whole or in part by completing the Assignment form attached hereto.  Every transfer of Warrants must be in writing under the hand of the registered Holder(s) or the Holder(s)' legal personal representatives or the attorney authorized in writing of such registered Holder(s).  Any such transfer, accompanied by this Warrant Certificate, must be delivered to the Corporation at its principal office set out herein, together with such evidence of identity or title as the Corporation may reasonably require, whereupon the transfer will be registered and duly noted by endorsement hereon signed by the Corporation.  If part only of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this certificate.

20.

The Warrants evidenced by this certificate and the Preference Shares issuable upon exercise thereof are subject to statutory resale restrictions under applicable securities legislation and may not be traded or otherwise transferred until the expiry of certain hold periods and except as permitted by and in compliance with applicable securities legislation.

21.

The Warrants may not be exercised in the United States or by or on behalf of a U.S. Person (as defined in Regulation S of the U.S. Securities Act) unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Any holder which exercises a Warrant shall provide to the Corporation either

(a)

a written certification that such holder (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a U.S. Person and is not exercising the

Warrant, on behalf of a U.S. Person; and (iii) did not execute or deliver the exercise form for the Warrant in the United States;

(b)

a written certification that the holder (i) purchased the Warrant directly from the Corporation pursuant to a written subscription agreement for the purchase of the Warrants; (b) is exercising the Warrant solely for its own account and not on behalf of any other person; and (iii) was an Accredited Investor, both on the date the Warrants were purchased from the Corporation and on the date of exercise of the Warrant; or

(c)

a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Preference Shares issuable on exercise of the Warrants.

22.

This Warrant shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

DATED as of the 24th day of April, 2006.

PEACE ARCH ENTERTAINMENT GROUP INC.

Per:

/s/ Gary Howsam

Name:

Title:

SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

The undersigned hereby subscribes for                           preference shares of Peace Arch Entertainment Group Inc. according to the terms and conditions set forth in the annexed warrant certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed warrant certificate).  The subscriber acknowledges and agrees that the preference shares issuable upon exercise of the share purchase warrants may be subject to resale restrictions.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

ٱ

A

The undersigned holder (I) at the time of exercise of the Warrants is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrants on behalf of a “U.S. person”; and (iii) did not execute or deliver this exercise form in the United States.

ٱ

B

The undersigned holder (i) purchased the Warrants directly from the Corporation pursuant to a written subscription agreement, (ii) is exercising the Warrants solely for its own account and not on behalf of any other Person; and (iii) was an “accredited investor”, as that term is defined in Regulation D under the U.S. Securities Act, both on the date the Warrants were purchased from the Corporation and on the date of exercise of the Warrants.

ٱ

C.

The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Corporation) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available

Address for Delivery of Shares:

Attention:

Exercise Price Tendered

(US $0.50 per share)

$

Dated at                                        , this       day of               , 200    .

Witness:

)

_____________________________________

)

Kerry McCluggage

)

)

_____________________________________

)

Authorized Signature

)

)

_____________________________________

)

Title (if applicable)

Signature medallion guaranteed:

ASSIGNMENT FORM

TO BE COMPLETED IF WARRANTS ARE TO BE ASSIGNED:

TO:

PEACE ARCH ENTERTAINMENT GROUP INC.
220 Bay Street, Suite 700
Toronto, Ontario
M5J 2W4

This Warrant Certificate is hereby transferred to ____________________________ residing

at                                                                                         for good and valuable consideration.  You

are hereby instructed to take the necessary steps to effect this transfer.

Dated at                                        , this       day of               , 200    .

Witness:

)

_____________________________________

)

Kerry McCluggage

)

)

______________________________

)

Authorized Signature

)

)

)

Title (if applicable)

Signature medallion guaranteed: